EXHIBIT 4.2
FIRST SUPPLEMENTAL INDENTURE
     First Supplemental Indenture (this “Supplemental Indenture”), dated as of August 11, 2006, among (a) (i) Allis-Chalmers GP, LLC, a Delaware limited liability company (“GP”), (ii) Allis-Chalmers LP, LLC, a Delaware limited liability company (“LP”), (iii) Allis-Chalmers Management, LP, a Texas limited partnership (“Management”), and (iv) Rogers Oil Tool Services, Inc., a Louisiana corporation (“Rogers” and, together with GP, LP and Management, the “Guaranteeing Subsidiaries”), each a subsidiary of Allis-Chalmers Energy Inc. (or its permitted successor), a Delaware corporation (the “Company”), (b) the Company, (c) the other Guarantors (as defined in the Indenture referred to herein) and (d) Wells Fargo Bank, N.A., a nationally chartered banking association (or its permitted successor), as trustee under the Indenture referred to below (the "Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of January 18, 2006 (the “Indenture”) providing for the issuance of 9.0% Senior Notes due 2014 (the “Notes”);
     WHEREAS, Section 4.16 of the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture); and
     WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Company, the other Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby provides an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article Ten thereof.
     3. Execution and Delivery. Each Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
     4. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of any Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Subsidiary Guarantees.

     5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SUBSIDIARY GUARANTEES.
     6. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES: ALLIS-CHALMERS GP, LLC
By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	Vice President and Secretary

ALLIS-CHALMERS LP, LLC
By:	/s/ Jeffrey R. Freedman
Name:	Jeffrey R. Freedman
Title:	Vice President and Secretary

ALLIS-CHALMERS MANAGEMENT, LP By Allis-Chalmers GP, LLC
By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	Vice President and Secretary

ROGERS OIL TOOL SERVICES, INC.
By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	Vice President and Secretary

COMPANY: ALLIS-CHALMERS ENERGY INC.
By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	General Counsel and Secretary

TRUSTEE: WELLS FARGO BANK, N.A., AS TRUSTEE
By:	/s/ Nancye Patterson
Name:	Nancye Patterson
Title:	Vice President

EXISTING GUARANTORS:

ALLIS-CHALMERS PRODUCTION SERVICES, INC.
ALLIS-CHALMERS RENTAL TOOLS, INC.
ALLIS-CHALMERS TUBULAR SERVICES, INC.
AIRCOMP L.L.C.
MOUNTAIN COMPRESSED AIR, INC.
OILQUIP RENTALS INC.
STRATA DIRECTIONAL TECHNOLOGY, INC.
TARGET ENERGY INC.

By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	Vice President and Secretary